ORIGIN BANCORP, INC. _______ 2Q TWENTY21 INVESTOR PRESENTATION ORIGIN BANCORP, INC.

ORIGIN BANCORP, INC. _______ This presentation contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information regarding Origin Bancorp, Inc.'s ("Origin" or the "Company") future financial performance, business and growth strategy, projected plans and objectives, including the Company's loan loss reserves and allowance for credit losses related to the COVID-19 pandemic and any expected purchases of its outstanding common stock, and related transactions and other projections based on macroeconomic and industry trends, including expectations regarding and efforts to respond to the COVID-19 pandemic and changes to interest rates by the Federal Reserve and the resulting impact on Origin's results of operations, estimated forbearance amounts and expectations regarding the Company's liquidity, including in connection with advances obtained from the FHLB, which are all subject to change and may be inherently unreliable due to the multiple factors that impact broader economic and industry trends, and any such changes may be material. Such forward-looking statements are based on various facts and derived utilizing important assumptions and current expectations, estimates and projections about Origin and its subsidiaries, any of which may change over time and some of which may be beyond Origin's control. Statements or statistics preceded by, followed by or that otherwise include the words "assumes," "anticipates," "believes," "estimates," "expects," “foresees,” "intends," "plans," "projects," and similar expressions or future or conditional verbs such as "could," "may," “might,” "should," "will," and "would" and variations of such terms are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing words. Further, certain factors that could affect the Company's future results and cause actual results to differ materially from those expressed in the forward-looking statements include, but are not limited to: the continuing duration and impacts of the COVID-19 global pandemic and distribution of COVID-19 vaccines, as well as other efforts to contain the virus's transmission, including the effect of these factors on Origin's business, customers and economic conditions generally as well as the impact of the actions taken by governmental authorities to address the impact of COVID-19 on the United States economy; deterioration of Origin's asset quality; factors that can impact the performance of Origin's loan portfolio, including real estate values and liquidity in Origin's primary market areas; the financial health of Origin's commercial borrowers and the success of construction projects that Origin finances; changes in the value of collateral securing Origin's loans; Origin's ability to anticipate interest rate changes and manage interest rate risk; the effectiveness of Origin's risk management framework and quantitative models; the risk of widespread inflation; Origin's inability to receive dividends from Origin Bank and to service debt, pay dividends to Origin's common stockholders, repurchase Origin's shares of common stock and satisfy obligations as they become due; business and economic conditions generally and in the financial services industry, nationally and within Origin's primary market areas; changes in Origin's operation or expansion strategy or Origin's ability to prudently manage its growth and execute its strategy; changes in management personnel; Origin's ability to maintain important customer relationships, reputation or otherwise avoid liquidity risks; increasing costs as Origin grows deposits; operational risks associated with Origin's business; volatility and direction of market interest rates; increased competition in the financial services industry, particularly from regional and national institutions; difficult market conditions and unfavorable economic trends in the United States generally, and particularly in the market areas in which Origin operates and in which its loans are concentrated; an increase in unemployment levels and slowdowns in economic growth; Origin's level of nonperforming assets and the costs associated with resolving any problem loans including litigation and other costs; the credit risk associated with the substantial amount of commercial real estate, construction and land development, and commercial loans in Origin's loan portfolio; changes in laws, rules, regulations, interpretations or policies relating to financial institutions, and potential expenses associated with complying with such regulations; periodic changes to the extensive body of accounting rules and best practices; further government intervention in the U.S. financial system; compliance with governmental and regulatory requirements, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and others relating to banking, consumer protection, securities and tax matters; Origin's ability to comply with applicable capital and liquidity requirements, including its ability to generate liquidity internally or raise capital on favorable terms, including continued access to the debt and equity capital markets; changes in the utility of Origin's non-GAAP liquidity measurements and its underlying assumptions or estimates; uncertainty regarding the future of the London Interbank Offered Rate and the impact of any replacement alternatives on Origin's business; possible changes in trade, monetary and fiscal policies, laws and regulations and other activities of governments, agencies and similar organizations; natural disasters and adverse weather events, acts of terrorism, an outbreak of hostilities, regional or national protests and civil unrest (including any resulting branch closures or property damage), widespread illness or public health outbreaks or other international or domestic calamities, and other matters beyond Origin's control; and system failures, cybersecurity threats and/or security breaches and the cost of defending against them. For a discussion of these and other risks that may cause actual results to differ from expectations, please refer to the sections titled "Cautionary Note Regarding Forward-Looking Statements" and "Risk Factors" in Origin's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC") and any updates to those sections set forth in Origin's subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. If one or more events related to these or other risks or uncertainties materialize, or if Origin's underlying assumptions prove to be incorrect, actual results may differ materially from what Origin anticipates. Accordingly, you should not place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and Origin does not undertake any obligation to publicly update or review any forward- looking statement, whether as a result of new information, future developments or otherwise. New risks and uncertainties arise from time to time, and it is not possible for Origin to predict those events or how they may affect Origin. In addition, Origin cannot assess the impact of each factor on Origin's business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this communication are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Origin or persons acting on Origin's behalf may issue. Annualized, pro forma, adjusted projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results. Furthermore, many of these risks and uncertainties are currently amplified by and may continue to be amplified by or may, in the future, be amplified by, the COVID-19 pandemic and the impact of varying governmental responses, including any future economic stimulus legislation that affect Origin's customers and the economies where they operate. Origin reports its results in accordance with United States generally accepted accounting principles ("GAAP"). However, management believes that certain supplemental non-GAAP financial measures used in managing its business may provide meaningful information to investors about underlying trends in its business. Management uses these non-GAAP measures to evaluate the Company's operating performance and believes that these non-GAAP measures provide information that is important to investors and that is useful in understanding Origin's results of operations. However, non-GAAP financial measures are supplemental and should be viewed in addition to, and not as an alternative for, Origin's reported results prepared in accordance with GAAP. The following are the non-GAAP measures used in this presentation: • Tangible common equity is defined as total common stockholders' equity less goodwill and other intangible assets, net • Tangible book value per common share is determined by dividing tangible common equity by common shares outstanding at the end of the period • Pre-tax, pre-provision earnings is calculated by adding provision for credit losses and income tax expense to net income • Pre-tax, pre-provision return on average assets is calculated by dividing pre-tax, pre-provision earnings by number of days in the quarter, multiplying by the number of days in the year, then dividing by total average assets • Pre-tax, pre-provision return on average stockholder's equity is calculated by dividing pre-tax, pre-provision earnings by number of days in the quarter, multiplying by the number of days in the year, then dividing by total average stockholder's equity • Total core deposits is calculated by subtracting brokered deposits and time deposits greater that $250,000 from total deposits. See the last few slides in this presentation for a reconciliation between the non-GAAP measures used in this presentation and their comparable GAAP numbers. 2 FORWARD-LOOKING STATEMENTS AND NON-GAAP MEASURES

ORIGIN BANCORP, INC. _______ 9 10 19 6 TEXAS Entry: DFW 2008 | Houston 2013 Loans: $2,555 Deposits: $2,906 LOUISIANA Entry: 1912 Loans: $1,380 Deposits: $2,637 DOLLARS IN MILLIONS, UNAUDITED (1) (2) 3 ORIGIN COMPANY SNAPSHOT • Origin Bancorp, Inc., the holding company for Origin Bank, is headquartered in Ruston, LA • Origin Bank was founded in 1912 • 44 banking centers operating across Texas, Louisiana & Mississippi DEPOSITS & LOANS BY STATE Note: All financial information is as of 6/30/21. (1) Non-market based deposits are not included in state deposits.. (2) Excludes mortgage warehouse loans. MISSISSIPPI Entry: 2010 Loans: $596 Deposits: $485 8% 13% 44% 31% 48% 56% Loans (2)Deposits (1) ICS ICS

ORIGIN BANCORP, INC. _______ 4 A UNIQUE & DEFINED CULTURE

FINANCIAL RESULTS - SECOND QUARTER 2021

DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS, UNAUDITED

Balance Sheet	2Q21	1Q21	2Q20	Linked Qtr $ Δ	Linked Qtr % Δ	YoY $ Δ	YoY % Δ
Total Loans Held for Investment ("LHFI")	$ 5,396,306	$ 5,849,760	$ 5,312,194	$ (453,454)	(7.8)%	$ 84,112	1.6 %
Total Assets	7,268,068	7,563,175	6,643,909	(295,107)	(3.9)	624,159	9.4
Total Deposits	6,028,352	6,346,194	5,372,222	(317,842)	(5.0)	656,130	12.2
Tangible Common Equity[(1)]	658,211	626,109	583,828	32,102	5.1	74,383	12.7
Book Value per Common Share	29.28	27.94	26.16	1.34	4.8	3.12	11.9
Tangible Book Value per Common Share[(1)]	28.01	26.66	24.84	1.35	5.1	3.17	12.8
Income Statement							
Net Interest Income	54,292	55,239	46,290	(947)	(1.7)	8,002	17.3
Provision for Credit Losses	(5,609)	1,412	21,403	(7,021)	(497.2)	(27,012)	(126.2)
Noninterest Income	12,438	17,131	19,076	(4,693)	(27.4)	(6,638)	(34.8)
Noninterest Expense	37,832	39,436	38,220	(1,604)	(4.1)	(388)	(1.0)
Net Income	27,733	25,513	4,957	2,220	8.7	22,776	459.5
Pre-Tax, Pre-Provision Earnings ("PTPP")[(1)]	28,898	32,934	27,146	(4,036)	(12.3)	1,752	6.5
Diluted EPS	1.17	1.08	0.21	0.09	8.3	0.96	457.1
Dividends Declared per Common Share	0.1300	0.1000	0.0925	0.0300	30.0	0.0375	40.5
Selected Ratios							
NIM - FTE	3.12 %	3.22 %	3.09 %	-10 bp	(3.1)	3 bp	1.0
Efficiency Ratio	56.69	54.49	58.47	220 bp	4.0	-178 bp	(3.0)
ROAA (annualized)	1.49	1.40	0.31	9 bp	6.4	118 bp	380.6
ROAE (annualized)	16.54	15.73	3.23	81 bp	5.1	1331 bp	412.1
PTPP ROAA (annualized)[(1)]	1.55	1.81	1.69	-26 bp	(14.4)	-14 bp	(8.3)
PTPP ROAE (annualized)[(1)]	17.23	20.30	17.67	-307 bp	(15.1)	-44 bp	(2.5)

[(1)] As used in this presentation, tangible common equity, tangible book value per common share, PTPP, PTPP ROAA, and PTPP ROAE are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their comparable GAAP measures, see the last few slides of this presentation.

ORIGIN BANCORP, INC.
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ORIGIN BANCORP, INC. _______ Income Statement 1H 2021 1H 2020 YoY $ Δ YoY % Δ Net Interest Income $ 109,531 $ 89,100 $ 20,431 22.9 % Provision for Credit Losses (4,197) 39,934 (44,131) (110.5) Noninterest Income 29,569 31,220 (1,651) (5.3) Noninterest Expense 77,268 74,317 2,951 4.0 Net Income 53,246 5,710 47,536 832.5 PTPP(1) 61,832 46,003 15,829 34.4 Diluted EPS 2.26 0.24 2.02 841.7 Dividends Declared per Common Share 0.230 0.185 0.045 24.3 Selected Ratios NIM - FTE 3.17% 3.25% -8 bp (2.5) % Efficiency Ratio 55.55 61.77 -622 bp (10.1) ROAA (annualized) 1.45 0.19 126 bp 663.2 ROAE (annualized) 16.14 1.87 1427 bp 763.1 PTPP ROAA (annualized)(1) 1.68 1.56 12 bp 7.7 PTPP ROAE (annualized)(1) 18.74 15.05 369 bp 24.5 DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS, UNAUDITED 6 (1) As used in this presentation, PTPP, PTPP ROAA, and PTPP ROAE are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their comparable GAAP measures, see the last few slides of this presentation. FINANCIAL RESULTS - 1H 2021

ORIGIN BANCORP, INC. _______ TRENDING KEY MEASURES 44,524 52,649 57,502 68,668 1Q 18 2Q 18 3Q 18 4Q 18 1Q 19 2Q 19 3Q 19 4Q 19 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 2Q 21 Total Revenues ($) UNAUDITED Diluted EPS ($)Net Income ($) Total LHFI ($) Total Deposits ($) 0.60 0.55 0.62 0.56 1.17 1Q 18 2Q 18 3Q 18 4Q 18 1Q 19 2Q 19 3Q 19 4Q 19 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 2Q 21 13,407 13,178 14,617 27,733 1Q 18 2Q 18 3Q 18 4Q 18 1Q 19 2Q 19 3Q 19 4Q 19 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 2Q 21 3,581 3,783 4,284 5,936 1Q 18 2Q 18 3Q 18 4Q 18 1Q 19 2Q 19 3Q 19 4Q 19 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 2Q 21 3,246 3,789 4,188 5,613 1Q 18 2Q 18 3Q 18 4Q 18 1Q 19 2Q 19 3Q 19 4Q 19 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 2Q 21 66,730 13,095 DOLLARS IN THOUSANDS DOLLARS IN THOUSANDS DOLLARS IN MILLIONS DOLLARS IN MILLIONS Total Core Deposits ($)(1) 3,079 3,087 3,612 4,825 5,764 1Q 18 2Q 18 3Q 18 4Q 18 1Q 19 2Q 19 3Q 19 4Q 19 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 2Q 21 DOLLARS IN MILLIONS (1) As used in this presentation, total core deposits is a non-GAAP financial measure. For a reconciliation of non-GAAP financial measures to their comparable GAAP measures, see the last few slides of this presentation. 7 5,396 6,028

ORIGIN BANCORP, INC. _______ TRENDING KEY MEASURES CONTINUED Pre-Tax Pre-Provision Earnings ($)(1) Efficiency Ratio (%) 67.06 66.52 60.98 56.41 56.69 1Q 18 2Q 18 3Q 18 4Q 18 1Q 19 2Q 19 3Q 19 4Q 19 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 2Q 21 UNAUDITED 14,667 17,626 22,438 29,934 1Q 18 2Q 18 3Q 18 4Q 18 1Q 19 2Q 19 3Q 19 4Q 19 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 2Q 21 28,898 Net Charge Offs ($) 1,393 3,410 2,992 1,795 2,808 1Q 18 2Q 18 3Q 18 4Q 18 1Q 19 2Q 19 3Q 19 4Q 19 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 2Q 21 Net Charge Offs to Total Average LHFI (%) 0.18 0.37 0.29 0.13 0.20 1Q 18 2Q 18 3Q 18 4Q 18 1Q 19 2Q 19 3Q 19 4Q 19 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 2Q 21 DOLLARS IN THOUSANDS DOLLARS IN THOUSANDS Book Value per Common Share ($) 20.36 23.17 25.06 26.70 29.28 1Q 18 2Q 18 3Q 18 4Q 18 1Q 19 2Q 19 3Q 19 4Q 19 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 2Q 21 19.11 21.79 23.70 25.39 28.01 1Q 18 2Q 18 3Q 18 4Q 18 1Q 19 2Q 19 3Q 19 4Q 19 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 2Q 21 Tangible Book Value per Common Share ($)(1) (1) As used in this presentation, PTPP and tangible book value per common share are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their comparable GAAP measures, see the last few slides of this presentation. 8

ORIGIN BANCORP, INC. _______ 9 1,311 1,741 1,956 2,562 2,555 884 1,067 1,127 1,553 1,524 427 674 829 1,009 1,031 DFW Houston 2017 2018 2019 2020 2Q21 Deposit Trends by Texas Market ($) (2) Loan Trends by Texas Market ($) (1) TEXAS GROWTH STORY Texas Franchise Highlights DOLLARS IN MILLIONS, UNAUDITED • 19 branches throughout 5 counties in the 4th and 5th largest MSAs in the United States • Texas franchise represents 56% of LHFI, excluding mortgage warehouse loans, and 48% of deposits, excluding non-market based deposits, at June 30, 2021 1,171 1,395 1,854 2,574 2,906 647 772 989 1,581 1,831524 623 865 993 1,075 DFW Houston 2017 2018 2019 2020 2Q21 CAGR 21.0% CAGR 29.7% (1) Excludes mortgage warehouse loans. (2) Non-market based deposits are not included in state deposits.

ORIGIN BANCORP, INC. _______ 10 SUPPORTING OUR CUSTOMERS - PPP LOANS DOLLARS IN THOUSANDS, UNAUDITED PPP Highlights ISOC ISOC ISOC ISOC ISOC Originations Forgiveness Fees Original Loan Amount Total $ Total # Percent of PPP $ Applied for or Forgiven at 6/30/2021 % Percent of PPP $ Forgiven at 6/30/2021 % Total SBA Fees Received as of 6/30/2021(1) $ Net Fees Outstanding at 6/30/2021(2) $ $2 million & greater 183,167 49 71.2 46.0 2,112 742 Less than $2 million 584,228 4,887 65.8 57.2 24,409 8,540 Total 767,395 4,936 67.1 54.5 26,521 9,282 PPP Interest Income ($) 3,052 3,430 3,277 6,138 5,553 1,831 2,058 1,947 4,700 4,2021,221 1,372 1,329 1,438 1,351 Net Earned Deferred Fees Interest Income 2Q20 3Q20 4Q20 1Q21 2Q21 (1) Total SBA Fees Received does not include per loan Company costs. (2) Net Fees Outstanding is net of approximately $500 dollars per loan in deferred Company costs.

ORIGIN BANCORP, INC. _______ 11 MOBILE FEATURE ADOPTION RATES(1) SUPPORTING OUR CUSTOMERS - LEVERAGING TECHNOLOGY ZELLE® USERS 48.7% GROWTH ZELLE® TRANSFERS 67.8% GROWTH 32.0% TRANSFER ADOPTION % ORIGIN BANK 28.5% INDUSTRY BENCHMARK 23.9% DEPOSIT ADOPTION % ORIGIN BANK 17.7% INDUSTRY BENCHMARK 7.4% BILL PAY ADOPTION % ORIGIN BANK 5.3% INDUSTRY BENCHMARK (1) All data provided by FIS Metrics Intelligence based upon asset size peer groups for the month of June 2021. REGISTERED APP USERS 13.3% GROWTH MOBILE DEPOSIT TRANSACTIONS 13.7% GROWTH Note: Growth rates compare June 2021 to June 2020. ILT

ORIGIN BANCORP, INC. _______ 12 4,964 5,376 5,884 1,579 1,634 1,686 1,701 1,838 2,410 2,704 2,869 3,076 3,547 224 307 651 437 227 752 731 678 656 632 5,870 6,244 Noninterest-bearing Interest-bearing Brokered Time Deposits 2Q20 3Q20 4Q20 1Q21 2Q21 Average Deposits ($) DEPOSIT TRENDS 1.75 1.50 1.20 0.95 0.780.79 0.61 0.43 0.37 0.31 0.54 0.42 0.22 Time Deposits Total Interest-bearing Deposits Cost of Total Deposits 2Q20 3Q20 4Q20 1Q21 2Q21 Deposit Cost Trends (QTD Annualized) (%) Time Deposit Repricing Schedule * Maturity Balance ($) WAR (%) 3Q21 173 0.62 4Q21 144 0.56 1Q22 81 0.65 2Q22 69 0.60 3Q22+ 146 1.10 Total 613 0.72 0.31 DOLLARS IN MILLIONS, UNAUDITED IDT * Target time deposit rates 20 basis points or less for new and renewed deposits. 0.26 • Average noninterest-bearing deposits increased $137 million compared to the linked quarter and represented 29.4% of total average deposits. • Average brokered deposits decreased by $210 million compared to the linked quarter based on a strategy to reduce non-core funding sources as PPP and mortgage warehouse balances declined. • Overall cost of total deposits has declined 145.5% since 2Q20.

WELL DIVERSIFIED LOAN PORTFOLIO

DOLLARS IN MILLIONS, UNAUDITED

Loan Composition at 6/30/2021: (1) $5,026



Commercial & Industrial ("C&I"): 25%
Owner Occupied Construction/Land/Land Development ("C&D"): 2%
Owner Occupied Commercial Real Estate ("CRE"): 9%
Residential Real Estate and Consumer: 20%
Mtg. Warehouse: 17%
Non-Owner Occupied CRE: 20%
Non-Owner Occupied C&D: 7%
C&I, Owner Occupied C&D and CRE, Mtg. Warehouse: 53%
Non-Owner Occupied C&D and CRE: 27%

C&I, Owner Occupied C&D and CRE, Mtg. Warehouse: (1) $2,647



Mtg. Warehouse: 18%
Real Estate & Construction: 8%
Finance & Insurance: 5%
Transportation: 2%
Healthcare: 2%
Retail Dealer: 2%
Restaurants: 2%
Banks: 2%
Professional Svc: 1%
Customer Svc: 1%
Commercial Svc: 1%
Entertainment: 1%
Wholesale Distribution: 1%
Misc: 7%

Loan Portfolio Details

(Dollars in thousands)	2Q20	3Q20	4Q20	1Q21	2Q21
C&I excl. PPP	$1,313,405	$1,263,279	$1,271,343	$1,250,350	$1,200,881
Owner Occupied C&D	120,776	100,589	100,755	104,415	122,933
Owner Occupied CRE	459,661	495,366	460,524	483,624	457,895
Mtg. Warehouse	769,157	1,017,501	1,084,001	1,090,347	865,255
Total Commercial	2,662,999	2,876,735	2,916,623	2,928,736	2,646,964
Non-Owner Occupied C&D	449,256	460,268	431,105	443,821	374,237
Non-Owner Occupied CRE	864,093	872,550	927,415	971,025	1,022,641
Residential Real Estate	769,354	832,055	885,120	904,753	966,301
Consumer Loans	17,363	18,729	17,991	17,277	16,253
PPP Loans	549,129	552,329	546,519	584,148	369,910
Total Loans	$5,312,194	$5,612,666	$5,724,773	$5,849,760	$5,396,306

(1) *Does not include loans held for sale or PPP loans.*

Non-Owner Occupied C&D and CRE: (1) $1,397



Misc: 3%
Restaurant: 1%
Hotel: 1%
Multi-family: 2%
Office Building: 5%
Healthcare: 5%
Real Estate & Construction: 5%
Retail Shopping: 5%

ORIGIN BANCORP, INC.
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ORIGIN BANCORP, INC. _______ 2.00 2.00 2.10 1.81 1.66 Classified Loans / Total Loans excl. PPP Loans (%) Net Charge-Offs / Average LHFI excl. PPP Loans (annualized) (%) 2Q20 3Q20 4Q20 1Q21 2Q21 0.58 0.15 0.14 0.23 0.23 0.63 0.60 0.50 0.63 0.610.50 0.58 0.50 0.50 0.61 Nonperforming LHFI / LHFI excl. PPP loans (%) Past due LHFI / LHFI excl. PPP loans (%) 2Q20 3Q20 4Q20 1Q21 2Q21 14 CREDIT QUALITY Asset Quality Trends (%) Allowance for Loan Credit Losses ("ALCL") 70,468 81,643 86,670 85,136 77,104 1.33 1.45 1.51 1.46 1.43 1.75 2.00 2.10 2.02 1.84 ALCL ($) ALCL as a percentage of LHFI (%) ALCL as a percentage of LHFI excl. PPP and mtg. warehouse (%) 2Q20 3Q20 4Q20 1Q21 2Q21 • Provision for credit losses for 2Q21 was a net benefit of $5.6 million, compared to provision expense of $1.4 million in 1Q21, and expense of $21.4 million in 2Q20. The decline in the provision expense is due to: ◦ improvement in forecasted economic conditions ◦ credit quality profile in relation to ALCL • ALCL to nonperforming LHFI is 252.78% at 2Q21, 255.22% at 1Q21, and 234.53% at 2Q20. DOLLARS IN THOUSANDS, UNAUDITED

ORIGIN BANCORP, INC. _______ 15 LHFI: Fixed \ Variable (by Index) at 6/30/2021 • The yield on LHFI slightly decreased during 2Q21 primarily due to continued declines in benchmark interest rates. • The cost of interest bearing deposits declined six basis points, and the cost of total deposits and borrowings declined four basis points. • Variable rate LHFI made up 59% of total LHFI incl. PPP loans, with 39% based on 1 month LIBOR. At June 30, 2021, 59% of variable rate loans are at their floor, totaling $1.67 billion. Fixed: 41% 1m LIBOR: 39% Prime: 19% Other indices: 1% YIELDS, COSTS AND LHFI PROFILE Yield on LHFI (%) 3.25 3.25 3.25 3.25 3.25 4.09 4.02 3.89 4.03 4.00 4.22 4.20 4.06 3.99 3.97 0.35 0.16 0.15 0.12 0.10 Avg. Prime Rate Yield on LHFI Yield on LHFI excl. PPP Loans Avg. 1M LIBOR 2Q20 3Q20 4Q20 1Q21 2Q21 Cost of Funds (%) 0.79 0.61 0.37 0.31 0.65 0.42 0.38 0.54 0.42 0.22 Cost of Interest Bearing Deposits Cost of Total Deposits & Borrowings Cost of Total Deposits 2Q20 3Q20 4Q20 1Q21 2Q21 0.47 0.54 0.43 0.31 0.26

ORIGIN BANCORP, INC. _______ 16 DOLLARS IN THOUSANDS, UNAUDITED 46,290 50,617 51,819 55,239 54,292 43,238 47,187 48,542 49,101 48,7393,052 3,430 3,277 6,138 5,553 3.09 3.18 3.07 3.22 3.123.15 3.28 3.17 3.15 3.06 Net Interest Income excl. PPP ($) PPP Net Interest Income ($) NIM (FTE) (%) NIM (FTE) excl. PPP (%) 2Q20 3Q20 4Q20 1Q21 2Q21 • NIM (FTE) decreased by 10 basis points to 3.12% in 2Q21 from 1Q21, driven primarily by increasing average balances in interest-bearing balances due from banks. • Increasing liquidity during the quarter was the single largest driver of the decline in NIM, contributing 9 basis points of the 10 basis points total decline. • Net forgiven PPP deferred loans fees contributed $2.9 million to net interest income. • Excluding the impact of PPP loans, NIM (FTE) was 3.06% in 2Q21, compared to 3.15% at 1Q21. NET INTEREST INCOME AND NIM TRENDS 54,292 55,239 1,066 372 163 (1,291) (585) (480) (267) 75 1Q 21 RE Lo an s IB D ep os its FH LB & O the r B orr ow ing s Mtg W are ho us e PPP Lo an s C&I e xc l P PP Inv es tm en t S ec uri tie s Othe r 2Q 21 50,000 52,000 54,000 56,000 58,000 3.22 0.02 0.01 (0.09) (0.03) (0.02) (0.01) (0.01) 0.03 1Q 21 IB D ep os its RE Lo an s IB B al. D ue Fr om B an ks C&I e xc l. P PP PPP Lo an s Mtg W are ho us e Inv es tm en t S ec uri tie s Othe r 2Q 21 3.00 3.10 3.20 3.30 3.12 Net Interest Income Changes - 2Q21 ($) NIM Changes - 2Q21 (%) INIM

ORIGIN BANCORP, INC. _______ 9,800 10,615 10,237 10,588 11,604 11,176 12,880 10,818 12,144 19,076 18,051 15,381 17,131 12,438 Service Charges & Fees Mortgage Banking Revenue Insurance Commission & Fee Income Swap Fee Income Other 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 17 44,524 47,785 49,734 52,649 53,630 54,145 57,502 54,913 54,954 65,366 68,668 67,200 72,370 66,730 Net Interest Income Noninterest Income 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 Noninterest Income ($) Net Interest Income \ Noninterest Income ($) NET REVENUE DISTRIBUTION DOLLARS IN THOUSANDS, UNAUDITED • Track record of steady and sustained growth in income streams • Warehouse lending portfolio supports net interest income in low-rate environments • Diverse noninterest income sources • Community banking mortgage model supports earnings in low rate environments • Consistent and steady long-term growth in insurance commission and fee income

ORIGIN BANCORP, INC. _______ 38,220 38,734 38,884 39,436 37,832 24,045 22,597 22,475 22,325 22,354 4,267 4,263 4,271 4,339 4,349 2,075 2,065 2,178 2,173 2,313 1,344 1,367 1,472 1,454 1,498 1,509 1,809 1,856 1,705 2,154 4,980 6,633 6,632 7,440 5,164 Salaries and Employee Benefits Occupancy and Equipment, net Data Processing Office and Operations Loan Related Expenses Other 2Q20 3Q20 4Q20 1Q21 2Q21 18 • Noninterest expense compared favorably to 1Q21 primarily due to $1.6 million incurred during the first quarter of the year related to the early termination of long-term FHLB advances during the quarter ended March 31, 2021. • The focus remains on our technology strategy to build efficient scale to support additional organic growth, combined with branch strategy and operational efficiency to support the potential for an ongoing remote working environment. E FF IC E N C Y R A TI O (% ) 2.38 2.28 2.16 2.17 2.03 58.47 56.41 57.86 54.49 56.69 2Q20 3Q20 4Q20 1Q21 2Q21 40 60 80 100 1.5 2.0 2.5 3.0 Operating Leverage (%) NONINTEREST EXPENSE ANALYSIS N IE / AV E R A G E A S S E TS (% ) DOLLARS IN THOUSANDS, UNAUDITED Noninterest Expense Composition ($)

ORIGIN BANCORP, INC. _______ 8.8 8.8 9.0 9.0 9.29.1 9.2 8.6 8.7 8.9 Bank Level Company Level 2Q20 3Q20 4Q20 1Q21 2Q21 10.1 9.6 10.5 10.7 11.6 10.5 10.1 10.1 10.3 11.2 Bank Level Company Level 2Q20 3Q20 4Q20 1Q21 2Q21 19 CAPITAL Bank Level Company Level Sub-debt Impact 12.5 12.0 12.9 13.1 13.9 12.9 12.5 13.8 13.9 14.9 Bank Level Company Level 2Q20 3Q20 4Q20 1Q21 2Q21 Total Capital to Risk-Weighted Assets Changes - 2Q21 (%) 13.92 0.54 0.39 0.13 (0.08) (0.05) 1Q 21 Mort ga ge W H LO C Net Inc om e e xc l. Cred it L os s A cc rua ls To tal Lo an G row th ex cl. M W LO C Othe r Divd en ds 2Q 21 10.00 12.50 15.00 14.85 ICap ICap Total Capital to Risk-Weighted Assets (%)Tier 1 Capital to Risk-Weighted Assets (%) Tier 1 Capital to Average Assets (Leverage Ratio) (%)

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

DOLLARS IN THOUSANDS, UNAUDITED

Calculation of Core Deposits:

	2Q21	1Q21	4Q20	3Q20	2Q20	1Q20	4Q19
Total Deposits	$ 6,028,352	$ 6,346,194	$ 5,751,315	$ 5,935,925	$ 5,372,222	$ 4,556,246	$ 4,228,612
Less: Brokered Deposits	—	571,673	431,180	835,902	490,881	435,138	152,556
Less: Time Deposits > $250K	264,566	276,629	271,272	275,112	311,256	309,918	319,055
Core Deposits	$ 5,763,786	$ 5,497,892	$ 5,048,863	$ 4,824,911	$ 4,570,085	$ 3,811,190	$ 3,757,001

	3Q19	2Q19	1Q19	4Q18	3Q18	2Q18	1Q18
Total Deposits	$ 4,284,317	$ 3,855,012	$ 3,898,248	$ 3,783,138	$ 3,727,158	$ 3,672,097	$ 3,580,738
Less: Brokered Deposits	330,370	139,181	327,693	332,341	278,784	239,818	272,744
Less: Time Deposits > $250K	341,728	349,262	356,298	364,080	343,082	315,741	228,887
Core Deposits	$ 3,612,219	$ 3,366,569	$ 3,214,257	$ 3,086,717	$ 3,105,292	$ 3,116,538	$ 3,079,107

Calculation of PTPP Earnings:

	2Q21	1Q21	4Q20	3Q20	2Q20	1Q20	4Q19
Net Income	$ 27,733	$ 25,513	$ 17,552	$ 13,095	$ 4,957	$ 753	$ 12,827
Plus: Provision for Credit Losses	(5,609)	1,412	6,333	13,633	21,403	18,531	2,377
Plus: Income Tax Expense	6,774	6,009	4,431	3,206	786	(427)	3,175
PTPP Earnings	$ 28,898	$ 32,934	$ 28,316	$ 29,934	$ 27,146	$ 18,857	$ 18,379

	3Q19	2Q19	1Q19	4Q18	3Q18	2Q18	1Q18
Net Income	$ 14,617	$ 12,283	$ 14,155	$ 13,178	$ 12,318	$ 12,702	$ 13,407
Plus: Provision for Credit Losses	4,201	1,985	1,005	1,723	504	311	(1,524)
Plus: Income Tax Expense	3,620	2,782	3,089	2,725	2,568	2,760	2,784
PTPP Earnings	$ 22,438	$ 17,050	$ 18,249	$ 17,626	$ 15,390	$ 15,773	$ 14,667

ORIGIN BANCORP, INC.
20

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS, UNAUDITED

Calculation of Tangible Book Value per Common Share:

		2Q21		1Q21		4Q20		3Q20		2Q20
Total Common Stockholders' Equity	$	688,235	$	656,355	$	647,150	$	627,637	$	614,781
Less: Goodwill and Other Intangible Assets, net		30,024		30,246		30,480		30,717		30,953
Tangible Common Equity	$	658,211	$	626,109	$	616,670	$	596,920	$	583,828
Divided by Common Shares Outstanding at the End of the Period		23,502,215		23,488,884		23,506,312		23,506,586		23,501,233
Tangible Book Value per Common Share	$	28.01	$	26.66	$	26.23	$	25.39	$	24.84

		1Q20		4Q19		3Q19		2Q19		1Q19
Total Common Stockholders' Equity	$	606,631	$	599,362	$	588,363	$	584,293	$	568,122
Less: Goodwill and Other Intangible Assets, net		31,241		31,540		31,842		32,144		32,497
Tangible Common Equity	$	575,390	$	567,822	$	556,521	$	552,149	$	535,625
Divided by Common Shares Outstanding at the End of the Period		23,475,948		23,480,945		23,481,781		23,774,238		23,745,985
Tangible Book Value per Common Share	$	24.51	$	24.18	$	23.70	$	23.22	$	22.56

		4Q18		3Q18		2Q18		1Q18
Total Stockholder's Equity	$	549,779	$	531,919	$	519,356	$	462,824
Less: Preferred Stock - Series SBLF		—		—		—		48,260
Total Common Stockholders' Equity		549,779		531,919		519,356		414,564
Less: Goodwill and Other Intangible Assets, net		32,861		33,228		24,113		24,219
Tangible Common Equity	$	516,918	$	498,691	$	495,243	$	390,345
Divided by Common Shares Outstanding at the End of the Period plus Converible Preferred Stock , Series D		23,726,559		23,621,235		23,504,063		20,426,885
Tangible Book Value per Common Share	$	21.79	$	21.11	$	21.07	$	19.11

ORIGIN BANCORP, INC.
21

ORIGIN BANCORP, INC. _______ 2Q21 1Q21 1Q20 Calculation of PTPP Earnings: Net Income $ 27,733 $ 25,513 $ 4,957 Plus: provision for credit losses (5,609) 1,412 21,403 Plus: income tax expense 6,774 6,009 786 PTPP Earnings $ 28,898 $ 32,934 $ 27,146 Calculation of PTPP ROAA and PTPP ROAE: PTPP Earnings $ 28,898 $ 32,934 $ 27,146 Divided by number of days in the quarter 91 90 91 Multiplied by the number of days in the year 365 365 366 Annualized PTPP Earnings $ 115,910 $ 133,566 $ 109,181 Divided by total average assets $ 7,474,951 $ 7,382,495 $ 5,400,704 PTPP ROAA (annualized) 1.55% 1.81% 2.02 % Divided by total average stockholder's equity $ 672,698 $ 657,863 $ 611,162 PTPP ROAE (annualized) 17.23% 20.30% 17.86% 22 DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS, UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

ORIGIN BANCORP, INC. _______ Six Months Ended June 30, 2021 June 30, 2020 Calculation of PTPP Earnings: Net Income $ 53,246 $ 5,710 Plus: provision for credit losses (4,197) 39,934 Plus: income tax expense 12,783 359 PTPP Earnings $ 61,832 $ 46,003 Calculation of PTPP ROAA and PTPP ROAE: PTPP Earnings $ 61,832 $ 46,003 Divided by number of days in the quarter 181 182 Multiplied by the number of days in the year 365 366 Annualized PTPP Earnings $ 124,689 $ 92,512 Divided by total average assets $ 7,428,978 $ 5,924,115 PTPP ROAA 1.68% 1.56 % Divided by total average stockholder's equity $ 665,322 $ 614,530 PTPP ROAE 18.74% 15.05% 23 DOLLARS IN THOUSANDS, UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES 1H 2021